  Filed Pursuant to Rule 424(b)(2)
 Registration Statement Nos. 333-284911 and 333-284911-01
$12,575,000,000
EXELON CORPORATION
Debt Securities
Common Stock
Stock Purchase Contracts
Stock Purchase Units
Preferred Stock
COMMONWEALTH EDISON COMPANY
Debt Securities

Exelon Corporation (Exelon) may use this prospectus to offer and sell from time to time:
•
debt securities;

•
common stock;

•
stock purchase contracts;

•
stock purchase units; and

•
preferred stock in one or more series.

Commonwealth Edison Company (ComEd) may use this prospectus to offer and sell from time to time:
•
debt securities

Exelon and ComEd sometimes refer to the securities listed above as the “Securities.”
Exelon and ComEd will provide the specific terms of the Securities in supplements to this prospectus prepared in connection with each offering. Please read this prospectus and the applicable prospectus supplement carefully before you invest. This prospectus may not be used to consummate sales of the offered Securities unless accompanied by a prospectus supplement.
Exelon’s common shares are listed on the Nasdaq Stock Market LLC, under the symbol “EXC.”

Please see “Risk Factors” beginning on page 4 for a discussion of factors you should consider in connection with a purchase of the Securities offered in this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 9, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that Exelon and ComEd have each filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Under this shelf registration process, each of us may, from time to time, sell our Securities described in this prospectus in one or more offerings. Each time Exelon and ComEd (each, a registrant) sells Securities, the registrant will provide a prospectus supplement that will contain a description of the Securities the registrant will offer and specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”
Information contained herein relating to each registrant is filed separately by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant or Securities issued by any other registrant.
As used in this prospectus, the terms “we,” “our” and “us” generally refer to:
•
Exelon with respect to Securities issued by Exelon.

•
ComEd with respect to Securities issued by ComEd.

Neither of the registrants will guarantee or provide other credit or funding support for the Securities to be offered by another registrant pursuant to this prospectus.
We are not offering the Securities in any state where the offer is not permitted.
For more detailed information about the Securities, you should read the exhibits to the registration statement. Those exhibits have either been filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.
You should rely only on information contained in this prospectus and which is incorporated by reference or the documents to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus and related prospectus supplement may be used only where it is legal to sell these securities. The information in this prospectus and any prospectus supplement may only be accurate on the date of this document. The business of the registrant, financial condition, results of operations and prospects may have changed since that date.
Please see “Risk Factors” beginning on page 2 for a discussion of factors you should consider in connection with a purchase of the Securities offered in this prospectus.

FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated or deemed incorporated by reference as described under the heading “Where You Can Find More Information” contain forward-looking statements within the meaning of federal securities laws. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” “should,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic and financial performance, are intended to identify forward-looking statements but are not the only means to identify those statements. These forward- looking statements are based on assumptions, expectations and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following important factors that may cause our actual results or outcomes to differ materially from those contained in our forward-looking statements, including, but not limited to:
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unfavorable legislative and/or regulatory actions;

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uncertainty as to outcomes and timing of regulatory approval proceedings and/or negotiated settlements thereof;

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environmental liabilities and remediation costs;

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state and federal legislation requiring use of low-emission, renewable, and/or alternate fuel sources and/or mandating implementation of energy conservation programs requiring implementation of new technologies;

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challenges to tax positions taken, tax law changes, and difficulty in quantifying potential tax effects of business decisions;

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negative outcomes in legal proceedings;

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adverse impact of the activities associated with the past deferred prosecution agreement and now-resolved SEC investigation on Exelon’s and ComEd’s reputation and relationships with legislators, regulators, and customers;

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physical security and cybersecurity risks;

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extreme weather events, natural disasters, operational accidents such as wildfires or natural, gas explosions, war, acts and threats of terrorism, public health crises, epidemics, pandemics, or other significant events;

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lack of sufficient capacity to meet actual or forecasted demand or disruptions at power generation facilities owned by third parties;

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emerging technologies that could affect or transform the energy industry;

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instability in capital and credit markets;

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a downgrade of any registrant’s credit ratings or other failure to satisfy the credit standards in the registrants’ agreements or regulatory financial requirements;

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significant economic downturns or increases in customer rates;

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impacts of climate change and weather on energy usage and maintenance and capital costs; and

•
impairment of long-lived assets, goodwill, and other assets.

New factors emerge from time to time, and it is impossible for us to predict all of such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. For more information about the factors that could cause actual results to differ materially from the forward-looking statements made by Exelon and ComEd, see the factors discussed herein, as well as the items discussed in (1) the registrants’ 2024 Annual Report on Form 10-K in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of

Operations, and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 18, Commitments and Contingencies and (2) other factors discussed in filings with the Securities and Exchange Commission by the registrants.
You are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date on the front of this prospectus or, as the case may be, as of the date on which we make any subsequent forward-looking statement that is deemed incorporated by reference. We do not undertake any obligation to update or revise any forward-looking statement to reflect events or circumstances after the date as of which any such forward-looking statement is made.

RISK FACTORS
Investing in the Securities involves various risks. You are urged to read and consider the risk factors described in (a) the combined Annual Report on Form 10-K of Exelon and ComEd for the year ended December 31, 2024, filed with the SEC on February 12, 2025. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The prospectus supplement applicable to each type or series of Securities offered by one of the registrants will contain a discussion of additional risks applicable to an investment in such registrant and the particular type of Securities the registrant is offering under that prospectus supplement.
EXELON CORPORATION
Exelon, incorporated in Pennsylvania in February 1999, is a utility services holding company engaged through ComEd, PECO Energy Company, Baltimore Gas and Electric Company, Potomac Electric Power Company, Delmarva Power & Light Company and Atlantic City Electric Company, in the energy distribution and transmission businesses.
Exelon’s principal executive offices are located at 10 South Dearborn Street, Chicago, Illinois 60603, and its telephone number is 800-483-3220.
COMMONWEALTH EDISON COMPANY
ComEd’s energy delivery business consists of the purchase and regulated retail sale of electricity and the transmission and distribution of electricity to retail customers in northern Illinois, including the City of Chicago.
ComEd was organized in the State of Illinois in 1913 as a result of the merger of Cosmopolitan Electric Company into the original corporation named Commonwealth Edison Company, which was incorporated in 1907. ComEd’s principal executive offices are located at 10 South Dearborn Street, Chicago, Illinois 60603, and its telephone number is 312-394-4321.
USE OF PROCEEDS
Except as otherwise indicated in the applicable prospectus supplement, each registrant expects to use the net proceeds from the sale of the Securities for general corporate purposes, including to discharge or refund (by redemption, by purchase on the open market, by purchase in private transactions, by tender offer or otherwise) outstanding long-term debt. Each registrant will describe in the applicable prospectus supplement any specific allocation of the proceeds to a particular purpose that the registrant has made at the date of that prospectus supplement. Please refer to our annual and quarterly reports incorporated by reference into this prospectus and any prospectus supplement for information concerning each registrant’s outstanding long-term debt. See “Where You Can Find More Information.”

DESCRIPTION OF SECURITIES
EXELON DEBT SECURITIES
The Exelon debt securities will be our direct, unsecured obligations and may be issued from time to time in one or more offerings of one or more series of either senior debt securities or subordinated debt securities.
SENIOR DEBT SECURITIES
The senior debt securities will be issued under an Indenture between us and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), dated June 11, 2015 (“Senior Indenture”). The Senior Indenture has been filed as exhibit to the registration statement of which this prospectus is a part. Selected provisions of the Senior Indenture have been summarized below. The summary is not complete and many of the terms contained in the following summary may be modified in the accompanying prospectus supplement. You should read the Senior Indenture for provisions that may be important to you.
Ranking
The senior debt securities will be Exelon’s direct unsecured general obligations and will rank equally with all of our existing and future unsecured and unsubordinated debt, will be senior in right of payment to all of our existing and future subordinated debt and will be junior to any of our future secured debt to the extent of the value of the collateral securing such secured debt. Because we are a holding company with no material assets other than our ownership interests in our subsidiaries and all of our operations are conducted by our subsidiaries, our debt is effectively subordinated to all existing and future debt, trade creditors, and other liabilities of our subsidiaries. Our rights, and hence the rights of our creditors, to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors, except to the extent that our claims as a creditor of such subsidiary may be recognized. The Senior Indenture does not restrict our or our subsidiaries’ ability to incur additional indebtedness.
Events of Default
An “Event of Default” with respect to a series of senior debt securities issued under the Senior Indenture means any of the following:
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we fail to pay the principal of (or premium, if any, on) any senior debt security of that series when due and payable;

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we fail to pay any interest on any senior debt security of that series for 30 days after such is due;

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we fail to observe or perform any other covenants or agreements set forth in the senior debt securities of that series, or in the Senior Indenture in regard to such debt securities, continuously for 90 days after notice (which must be sent either by the Trustee or holders of at least 33% of the principal amount of the affected series);

•
our failure to pay principal at maturity or acceleration following a default in an aggregate amount of $100 million or more with respect to any Indebtedness (as defined below) of Exelon Corporation (not including Indebtedness of our subsidiaries), or the acceleration of any of our Indebtedness aggregating $100 million or more which default is not cured, waived or postponed pursuant to an agreement with the holders of the Indebtedness within 30 days after written notice as provided in the Senior Indenture, or the acceleration is not rescinded or annulled within 30 days after written notice as provided in the Senior Indenture; or

•
we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

As used in the immediately preceding paragraph, “Indebtedness” means all obligations for borrowed money.
An Event of Default for a particular series of senior debt securities does not necessarily mean that an Event of Default has occurred for any other series of senior debt securities issued under the Senior Indenture.

If an Event of Default has occurred and has not been cured, the Trustee or the holders of not less than 33% of the principal amount of the senior debt securities of the affected series may declare the entire principal of the senior debt securities of such series due and payable immediately. Subject to certain conditions, if we deposit with the Trustee enough money to remedy the default and there is no default continuing, this acceleration of payment may be rescinded by the holders of at least a majority in aggregate principal amount of the senior debt securities of such series.
The Trustee must, within 90 days after a default occurs, notify the holders of the senior debt securities of the series of the default if we have not remedied it (default is defined to include the events specified above without the grace periods or notice). The Trustee may withhold notice to the holders of such senior debt securities of any default (except in the payment of principal or interest) if it in good faith considers such withholding in the interest of the holders. We are required to file an annual certificate with the Trustee, signed by an officer, stating any default by us under any provisions of the Senior Indenture.
Prior to any declaration of acceleration of maturity, the holders holding a majority of the principal amount of the senior debt securities of the particular series affected, on behalf of the holders of all senior debt securities of that series, may waive any past default or Event of Default. We cannot, however, obtain a waiver of a payment default.
Other than the duty to act with the required standard of care during an event of default, the Trustee is not required to take any action under the Senior Indenture at the request of any holders unless such holders offer the Trustee such reasonable indemnity as it may require. Subject to the provisions for indemnification and certain other limitations, the holders of a majority in principal amount of the senior debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the Trustee with respect to such senior debt securities.
In order to bypass the Trustee and take steps to enforce your rights or protect your interests relating to the senior debt securities, the following must occur:
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you must give the Trustee written notice that an Event of Default has occurred and remains uncured;

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the holders of 33% of the principal amount of all outstanding senior debt securities of the relevant series must make a written request that the Trustee take action because of the default, and must offer reasonable indemnity to the Trustee against the cost and other liabilities of taking that action; and

•
the Trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your senior debt security on or after its due date.
“Street name” and other indirect holders should consult their banks or brokers for information on how to give notice or direction to, or make a request of, the Trustee and to make or cancel a declaration of acceleration.
Supplemental Indentures
There are three types of changes we can make to the Senior Indenture and the debt securities issued thereunder.
Changes Requiring Each Holder’s Approval
The following changes require the approval of each holder of senior debt securities of the series affected then outstanding:
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extending the fixed maturity of any senior debt security;

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reducing the interest rate or extending the time of payment of interest;

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reducing any premium payable upon redemption;

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reducing the principal amount;

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reducing the amount of principal payable upon acceleration of the maturity of a discounted senior debt security following default;

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changing the currency of payment on a senior debt security; or

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reducing the percentage of securityholders whose consent is required to modify or amend the Senior Indenture.

Changes Not Requiring Holder Approval
Changes not requiring holder approval are limited to the following:
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to evidence the succession of another corporation to the Issuer, or successive successions;

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to add to the covenants;

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to cure any ambiguity;

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to establish any other provisions as we may deem necessary or desirable; provided that no such action shall adversely affect the interests of the holders of the senior debt securities in any material respect;

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to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

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to establish the form or terms of senior debt securities of any series;

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to make any changes permitted by a supplemental indenture provided such change only affects the series of senior debt securities to which such supplemental indenture applies; and

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to make any change that would provide any additional rights or benefits to the holders of the senior debt securities.

Changes Requiring a Majority of all Holders to Approve
Except for matters requiring the approval of each holder of senior debt securities of the series affected then outstanding specified above, a vote in favor by securityholders owning a majority of the principal amount of the senior debt securities of a particular series of affected senior debt securities is required for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Senior Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the senior debt securities of each such series.
Consolidation, Merger or Sale
We may not merge or consolidate with any person (as defined in the Indenture) or sell substantially all of our assets as an entirety unless:
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we are the continuing corporation or the successor person is organized under the laws of the United States or a state or is organized under the laws of a foreign jurisdiction and consents to the jurisdiction of the courts of the United States or a state and expressly assumes the payment of principal, and premium, if any, and interest on the debt securities and the performance and observance of all the covenants and conditions of the Indenture binding on us; and

•
we, or the successor person, are not immediately after the merger, consolidation or sale in default in the performance of a covenant or condition in the Senior Indenture binding on us.

Discharge, Defeasance and Covenant Defeasance
We may discharge certain obligations to holders of the senior debt securities of a series that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in U.S. dollars in an amount sufficient to pay the entire indebtedness including, but not limited to, the principal and premium, if any, and interest to the date of such deposit (if the debt securities have become due and payable) or to the maturity thereof or the redemption date of the debt securities of that series, as the case may be.
The Senior Indenture provides that we may elect either (1) to defease and be discharged from any and all obligations with respect to the senior debt securities of a series (except for, among other things, obligations to maintain an office or agency with respect to the senior debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with the restrictive covenants under the Senior Indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the senior debt securities of a series and such related clause under “— Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the Trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the senior debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal or premium, if any, and interest on the senior debt securities on the scheduled due dates therefor.
If we effect covenant defeasance with respect to the senior debt securities of any series, the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the Trustee will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay amounts due on the senior debt securities of that series at the time of the stated maturity but may not be sufficient to pay amounts due on the senior debt securities of that series at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.
We will be required to deliver to the Trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the debt securities of that series to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.
We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.
Governing Law
The Senior Indenture is governed by the laws of the State of New York.
SUBORDINATED DEBT SECURITIES
The subordinated debt securities will be issued under an Indenture between us and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), dated June 17, 2014 (“Subordinated Indenture”). The Subordinated Indenture has been filed as exhibit to the registration statement of which this prospectus is a part. Selected provisions of the Subordinated Indenture have been summarized below. The summary is not complete and many of the terms contained in the following summary may be modified in the accompanying prospectus supplement. You should read the Subordinated Indenture for provisions that may be important to you.
Events of Default
The Events of Default and related provisions in the Subordinated Indenture will apply to the subordinated debt securities including:
a)
failure to pay interest, on any note within 30 days after the same becomes due and payable (whether or not payment is prohibited by the subordination provisions of the Subordinated Indenture); provided, however, that a valid extension of the interest payment period by the Company as contemplated in the Subordinated Indenture shall not constitute a default in the payment of interest for this purpose; or

b)
failure to pay the principal of or premium, if any, on any note when it becomes due and payable (whether or not payment is prohibited by the subordination provisions of the Subordinated Indenture); or

c)
failure to perform, or breach of, any covenant or warranty of the Company in the Subordinated Indenture (other than a covenant or warranty a default in the performance of which or breach of which is elsewhere in the applicable section of the indenture specifically dealt with or which has expressly been included in the indenture solely for the benefit of one or more series of securities other than the subordinated debt securities) and the continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the holders of at least 33% in principal amount of the outstanding subordinated debt securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the indenture, unless the Trustee, or the Trustee and the holders of a principal amount of subordinated debt securities not less than the principal amount of subordinated debt securities the holders of which gave such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and the holders of such principal amount of subordinated debt securities, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Company within such period and is being diligently pursued in good faith; or

d)
the entry by a court having jurisdiction in the premises of (1) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (2) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of 90 consecutive days; or

e)
the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of the Company in a case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors of the Company.

The holders of a majority in principal amount of outstanding subordinated debt securities may waive a default or Event of Default, other than a default in the payment of principal of, or interest on, the subordinated debt securities (including the redemption price or purchase price of the subordinated debt securities, if applicable), or a default or Event of Default with respect to a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding subordinated debt security.
If any portion of the amount payable on the subordinated debt securities upon acceleration is considered by a court to be unearned interest, the court could disallow recovery of such portion.
Consolidation, Merger or Sale
We may not merge or consolidate with any other person or sell or convey all or substantially all of our assets to any person unless (1) either we are the continuing person, or the successor person (if other than us) is organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal of and interest on the subordinated debt securities, and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed by us by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such person, and (2) we or such successor person, as the case may be, will not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition.
In case of any such consolidation, merger or conveyance, such successor person will succeed to and be substituted for us, with the same effect as if it had been named as us in the indenture, and in the event of such conveyance (other than by way of a lease), we will be discharged of all of our obligations and covenants under the indenture and the subordinated debt securities.
Modification of Subordinated Indenture
Without Holder Consent
Without the consent of any holders of subordinated debt securities, we and the Trustee may from time to time amend and/or supplement the Subordinated Indenture and the subordinated debt securities for the following purposes:
•
to evidence the succession of another corporation to us, or successive successions, and the assumption by such successor corporation of our covenants, agreements and obligations pursuant to the provisions described under “— Consolidation, Merger or Sale”;

•
to add to our covenants such further covenants, restrictions or conditions to be for the protection of the holders of the subordinated debt securities, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default; provided that such supplemental indenture may provide for a particular grace period or an immediate enforcement upon such default or limit the remedies available to the Trustee upon such default;

•
to change or eliminate any provision of the Subordinated Indenture; provided, however, that any such change or elimination becomes effective only when there are no subordinated debt securities outstanding, or the subordinated debt securities are not entitled to the benefit of such provision;

•
to cure any ambiguity or to correct or supplement any provision contained in the Subordinated Indenture that may be defective or inconsistent with any other provisions contained therein, or to make such other provision in regard to matters or questions arising under the indenture; provided that such action will not adversely affect the interest of the holders of the subordinated debt securities in any material respect;

•
to mortgage or pledge to the Trustee as security for the subordinated debt securities any property or assets that we may desire to mortgage or pledge as security for the subordinated debt securities; and

•
to qualify, or maintain the qualification of, the Subordinated Indenture under the Trust Indenture Act.

With Holder Consent
Under the Subordinated Indenture, supplemental indentures for the purposes of adding any provisions to or changing in any manner or eliminating any of the provisions of the Subordinated Indenture or of modifying in any manner the rights of the holders of the subordinated debt securities under the Subordinated Indenture may be entered into by us, when authorized by board resolution, and the Trustee, with the consent of the holders of not less than a majority in principal amount of the subordinated debt securities. However, no such supplemental indenture shall:
•
change the maturity of the subordinated debt securities, or reduce the rate or extend the time of payment of any interest thereon or on any overdue principal amount or reduce the principal amount thereof, or change theprovisions pursuant to which the rate of interest on the subordinated debt securities is determined if such change could reduce the rate of interest thereon, or reduce the minimum rate of interest thereon (if any), or reduce any amount payable upon any redemption thereof, or reduce the amount to be paid at maturity or make the principal thereof or any interest thereon or on any overdue principal amount payable in any coin or currency other than U.S. dollars without the consent of the holder of each subordinated debt security so affected;
•
reduce the percentage of subordinated debt securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all subordinated debt securities then outstanding;

•
modify any of the provisions of the Subordinated Indenture relating to modifications, waivers of our compliance with covenants thereunder or direction of the Trustee by holders of subordinated debt securities, except to increase the percentage of holders who must consent thereto or to provide that certain other provisions cannot be modified or waived without the consent of the holders of all subordinated debt securities then outstanding; or

•
modify the provisions relating to the subordination of the subordinated debt securities in a manner adverse to the rights of the holders thereof without the consent of the holder of each subordinated debt security so affected.

A supplemental indenture that changes or eliminates any covenant or other provision of the Subordinated Indenture expressly included solely for the benefit of holders of securities other than the subordinated debt securities, or which modifies the rights of the holders of securities other than the subordinated debt securities with respect to such covenant or other provision, will be deemed not to affect the rights under the Subordinated Indenture of the holders of the subordinated debt securities.
We may omit to comply with any covenant or condition contained in the Subordinated Indenture if holders of a majority in principal amount of the subordinated debt securities waive such compliance.
Subordination
The subordinated debt securities will be subordinate and junior in right of payment to all Senior Indebtedness as defined below.
If:
•
we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;

•
a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness; or

•
the maturity of any Senior Indebtedness has been accelerated because of a default on that Senior Indebtedness,

then the holders of Senior Indebtedness generally will have the right to receive payment of all amounts due on that Senior Indebtedness, or we will make provision for those payments, before the holders of any subordinated debt securities have the right to receive any payments of principal or interest on their subordinated debt securities.
“Senior Indebtedness” means all of our obligations, as the case may be, whether presently existing or from time to time hereafter incurred, created, assumed or existing, to pay principal, premium, interest, penalties, fees and any other payment in respect of any of the following:
•
obligations for borrowed money, including without limitation, such obligations as are evidenced by credit agreements, subordinated debt securities, debentures, bonds or other securities or instruments;

•
capitalized lease obligations;

•
all obligations of the types referred to in clauses (a) and (b) above of others which the we have assumed, endorsed, guaranteed, contingently agreed to purchase or provide funds for the payment of, or otherwise becomes liable for, under any agreement; or

•
all renewals, extensions or refundings of obligations of the kinds described in any of the preceding categories;

unless, in the case of any particular obligation, indebtedness, renewal, extension or refunding, the instrument creating or evidencing the same or the assumption or guarantee of the same expressly provides that such obligation, indebtedness, renewal, extension or refunding is not superior in right of payment to or is pari passu with the Securities; and provided further that trade accounts payable and accrued liabilities arising in the ordinary course of business shall not be deemed to be Senior Indebtedness.
Senior Indebtedness will be entitled to the benefits of the subordination provisions in the indenture irrespective of the amendment, modification or waiver of any term of the Senior Indebtedness. We may not amend the indenture to change the subordination provisions without the consent of each holder of Senior Indebtedness that the amendment would adversely affect.
Holders of the subordinated debt securities should recognize that contractual provisions in the indenture may prohibit us from making payments on the subordinated debt securities. The subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the indenture, to all of our Senior Indebtedness, as defined above.
Governing Law
The Subordinated Indenture is governed by the laws of the State of New York.
EXELON COMMON STOCK
The description below is a summary of certain provisions of our common stock. The Pennsylvania Business Corporation Law and our Amended and Restated Articles of Incorporation and Bylaws determine the rights and privileges of holders of our common stock. We encourage you to read such documents, which have been filed with the SEC and are incorporated herein by reference, and the Pennsylvania law for more information regarding such common stock.
General
Our authorized capital stock consists of 2,000,000,000 shares of common stock, without par value per share. Our common stock is listed on NASDAQ and the Chicago Stock Exchange under the trading symbol “EXC.”
Dividends
Dividends on the common stock will be paid if, when and as determined by our Board of Directors out of funds legally available for this purpose. The rate and timing of future dividends will depend upon our future earnings and financial condition and upon other relevant factors affecting our dividend policy, which we cannot presently determine. As a practical matter, our ability to pay dividends will be governed by the ability of our operating subsidiaries to pay dividends to us.
Voting Rights
Holders of common stock are entitled to one vote for each share held of record by them on all matters presented to shareholders. Pursuant to our Amended and Restated Articles of Incorporation, the holders of common stock do not have cumulative voting rights in the election of directors. Our directors are not classified in respect to the time for which they may hold office. The directors are elected at each annual meeting of shareholders for a one-year term expiring at the next annual meeting of shareholders. Our Bylaws also provide for certain notice requirements for shareholder nominations and proposals at annual meetings and preclude shareholders from bringing business before any special meeting. Certain provisions of Pennsylvania law require a supermajority vote of holders or a majority vote of disinterested directors to approve certain business combinations and other major transactions involving us.
Liquidation Rights
After satisfaction of the preferential liquidation rights of any preferred stock, the holders of our common stock are entitled to share, ratably, in the distribution of all remaining net assets.

Preemptive and Other Rights
The holders of our common stock do not have preemptive rights as to additional issues of common stock or conversion rights. The shares of our common stock are not subject to redemption or to any further calls or assessments and are not entitled to the benefit of any sinking fund provisions.
Listing
The outstanding shares of our common stock are, and the shares offered hereby will be, listed on NASDAQ.
Transfer Agent and Registrar
The Transfer Agent and Registrar for our common stock is Equiniti Trust Company.
EXELON STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock (or a range of numbers of shares pursuant to a predetermined formula) at a future date or dates. The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.
The stock purchase contracts may be issued separately or as a part of units, often known as stock purchase units, consisting of a stock purchase contract and either:
•
our debt securities; or

•
debt obligations of third parties, including U.S. Treasury securities,

securing the holders’ obligations to purchase the common stock under the stock purchase contracts.
The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.
The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. The description in the applicable prospectus supplement will not contain all of the information that you may find useful. For more information, you should review the stock purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued. These documents will be filed with the SEC promptly after the offering of the stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase contracts and the stock purchase units will also be discussed in the applicable prospectus supplement.
EXELON PREFERRED STOCK
General
Exelon’s authorized capital stock includes 100,000,000 shares of preferred stock, no par value. There are no shares of preferred stock outstanding.
Our Board of Directors is authorized, without further shareholder action, to divide the preferred stock into one or more series and to determine the following designations, preferences, limitations and special rights of any series (which for any series will be set forth in the related prospectus supplement):
•
the annual dividend rate or rates;

•
the rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, dissolution or winding up of our company;

•
the terms and conditions upon which shares may be converted into shares of other series or other capital stock, if issued with the privilege of conversion;

•
the price at and the terms and conditions upon which shares may be redeemed;

•
the terms and amount of any sinking fund for the purchase or redemption of shares of a series; and

•
the exchange or exchanges on which the preferred stock will be listed, if any.

Dividend Rights
The annual dividend rate for each new series of preferred stock and whether such dividends will be cumulative from the date of issuance will be set forth in the applicable prospectus supplement. Dividends will be payable, when declared, quarterly on the first day of February, May, August and November. Any limitations on our rights to pay dividends will be described in the applicable prospectus supplement.
Voting Rights
The voting rights for each new series of preferred stock will be set forth in the applicable prospectus supplement.
Liquidation Rights
The amount per share payable on each series of preferred stock in the event of any voluntary or involuntary liquidation will be set forth in the applicable prospectus supplement.
Redemption Provisions
The redemption provisions, if any, with respect to each series of preferred stock will be set forth in the applicable prospectus supplement.
Sinking Fund
The sinking fund provisions, if any, with respect to each series of preferred stock will be set forth in the applicable prospectus supplement.
Miscellaneous
Holders of our preferred stock will not have any preemptive rights to subscribe for or purchase any additional shares of our capital stock, or other securities or other right or option to purchase shares of capital stock. The new preferred stock, when issued and paid for, will be fully paid and nonassessable.
There is no provision restricting us from purchasing shares of preferred stock in the event of an arrearage in the payment of dividends or sinking fund obligations.
Listing
The prospectus supplement will indicate whether and where the preferred stock to be issued will be listed.
COMED BONDS
The ComEd debt securities will be first mortgage bonds (“bonds”) that will be issued under ComEd’s Mortgage dated July 1, 1923, as amended and supplemented and as further supplemented by a supplemental indenture creating the Bonds. The bonds will bear interest at the rates per annum and will be due and payable on the dates set forth in the applicable prospectus supplement.
We refer to the ComEd Mortgage in this prospectus as the “Mortgage” and to The Bank of New York Mellon Trust Company, N.A. as the “Mortgage Trustee.” The terms “lien of Mortgage,” “mortgage date of acquisition,” “permitted lien,” “prior lien,” “prior lien bonds,” “property additions,” and “utilized under the Mortgage” are used in this prospectus with the meanings given to those terms in the Mortgage.
The Mortgage contains provisions under which substantially all of the properties of ComEd’s electric utility subsidiary, Commonwealth Edison Company of Indiana, Inc., or the Indiana Company, might be subjected to the lien of the Mortgage, if we should so determine, as additional security for our bonds, whereupon that subsidiary would become a “mortgaged subsidiary,” as defined in the Mortgage. Since we have not as yet made any determination as to causing the Indiana Company to become a mortgaged subsidiary, those provisions of the Mortgage that are summarized below that discuss a mortgaged subsidiary as well as us, relate to ComEd only.
We have summarized selected provisions of the Mortgage below. However, because this summary is not complete, it is subject to and is qualified in its entirety by reference to the Mortgage. We suggest that you read the complete text of the ComEd Mortgage, a copy of which we have incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.
Securities Offered
The bonds will be secured equally with all other bonds outstanding or hereafter issued under our Mortgage.
Security
The Mortgage is a first mortgage lien on substantially all property and franchises currently owned by ComEd. Our transmission and distribution assets are the principal properties subject to the lien of the Mortgage. In addition, any property and franchises hereafter acquired by us will also become subject to the lien of the Mortgage. The lien of the mortgage does not attach to expressly excepted property, as described in the next paragraph, and property which may be acquired by us subsequent to the filing of a bankruptcy proceeding with respect to us under the Bankruptcy Reform Act of 1978. The lien is also subject to permitted liens, as described below, and, in the case of after-acquired property, liens, if any, existing or placed on that property at the time of acquisition thereof.
There are expressly excepted from the lien of our Mortgage, whether now owned or hereafter acquired, certain real estate not used in the public utility business, real estate held by us in the name of a nominee, cash and securities not specifically pledged under the Mortgage, receivables, contracts (other than leases), materials and supplies not included in utility plant accounts, merchandise, automobiles, trucks and other transportation equipment and office furniture and equipment.
We have agreed under the Mortgage to hold legal title to the mortgaged property free and clear of all liens other than permitted liens, as defined in the Mortgage. Permitted liens are generally liens or restrictions that do not materially interfere with our use of the mortgaged property for the conduct of our business. Permitted liens include liens for real estate taxes, assessments and governmental charges that are not delinquent or are being contested in good faith; liens for judgments that are being appealed or whose enforcement has been stayed; rights reserved to or vested in municipalities or public authorities under franchises, grants, licenses or permits held by us; leases; easements, reservations, exceptions, conditions, limitations and restrictions affecting the mortgaged property which do not materially interfere with our use of the mortgaged property; zoning laws and ordinances; and inconsequential defects or irregularities in title that, in the opinion of our counsel, may be properly disregarded. In the event that the Mortgage lien on a particular piece of mortgaged property were to be foreclosed, such property would remain subject to liens for taxes on that property. Other liens on that property, to the extent prior to the lien of the Mortgage and representing monetary obligations, would be entitled to payment from the foreclosure sale proceeds prior to any sums being paid to the holders of the bonds.
The bonds will rank equally with all bonds, irrespective of series, now or hereafter outstanding under our Mortgage.
Acquisitions of Property Subject to Prior Liens
We covenant in the Mortgage that we will not acquire any property subject to a prior lien (other than a permitted lien):

•
if the principal amount of prior lien bonds outstanding thereunder and under other prior liens upon such prior lien property exceeds 66 2∕3% of the fair value of such part of such property as shall consist of property of the character of property additions; and

•
unless the net earnings of such property for any twelve-month period within the immediately preceding fifteen-month period shall have been at least two and one-half times the annual interest on all prior lien bonds secured by prior liens on such property.

We also covenant that we will not transfer all or substantially all of our property to any other corporation, the property of which is subject to a prior lien, unless the property of such other corporation could be acquired by us under the provisions of such covenant with respect to the acquisition of property subject to a prior lien.
We covenant in the Mortgage that we will not issue additional prior lien bonds under any prior lien, and that as soon as all prior lien bonds shall cease to be outstanding under any prior lien, we will promptly procure or cause to be procured the cancellation and discharge of that prior lien. We further covenant that upon the discharge of a prior lien we will cause any cash on deposit with the prior lien trustee (other than cash deposited for the payment or redemption of outstanding prior lien bonds) to be deposited with the Mortgage Trustee, except to the extent required to be deposited with the trustee under another prior lien.
Release of Property from Mortgage
Provided that we are not in default under the Mortgage, the Mortgage allows us to release property from the lien of the Mortgage in connection with its sale or other disposition. Under these provisions, we may obtain the release of mortgaged property by:
•
delivering to the Mortgage Trustee specified certificates describing the property to be sold or disposed and the consideration to be received and stating its fair value;

•
delivering an opinion of counsel as to compliance with the provisions of the Mortgage governing such release; and

•
depositing cash with the Mortgage Trustee in an amount equal to the fair value of the property to be released, subject to reduction or elimination as hereinafter described.

“Fair value” is defined as the fair value to us of the property in question. Fair value is determined by one of our engineers; however, a determination by an independent engineer is also required if the fair value of the property in question exceeds 1% or more of the outstanding principal amount of the bonds under the Mortgage. The required cash deposit may be reduced, or eliminated entirely, by utilizing net property additions or bondable bond retirements not previously utilized under the Mortgage.
We have used these provisions from time to time to release substantial amounts of property from the lien of the Mortgage. In December 1999, we obtained the release of our fossil generation assets in connection with their sale to a third party. In January 2001, we obtained the release of, among other things, our nuclear generation assets in connection with their transfer to our affiliate, Generation, as part of the restructuring undertaken by Exelon. In both cases, the releases were accomplished without the deposit of cash due to the availability of sufficient amounts of unutilized bondable bond retirements and net property additions.
Issuance of Additional Bonds
The Mortgage provides that no bonds may be issued which, as to security, will rank ahead of the bonds that may be sold pursuant to this prospectus but, as indicated below, we may, subject to certain limitations, acquire property subject to prior liens. Nonetheless, subject to the limitations discussed below, we may issue additional bonds under the Mortgage with the same priority as the bonds that may be sold pursuant to this prospectus, including bonds having the same series designation and terms as the bonds that may be sold pursuant to this prospectus, without the approval of the holders of outstanding bonds under the Mortgage, including the holders of any outstanding bonds issued pursuant to this prospectus.
The aggregate principal amount of other bonds that may be issued under the Mortgage and that, as to security, will rank equally with the bonds that may be sold pursuant to this prospectus is not limited except as indicated below. Additional bonds of any series may be issued, subject to the provisions of the Mortgage, in principal amount equal to:
•
66 2∕3% of net property additions not previously utilized under the Mortgage;

•
the amount of cash deposited with the Mortgage Trustee as the basis for the issuance of those bonds; and

•
the amount of bondable bond retirements not previously utilized under the Mortgage;

provided, however, that no bonds may be issued on the basis of net property additions or deposited cash, or on the basis of bondable bond retirements if the bonds to be issued bear a higher rate of interest than that borne by the bonds retired or being retired (except when the bonds retired or being retired mature within two years), unless our net earnings for any twelve-month period within the immediately preceding fifteen-month period shall have been equal to at least two and one-half times the annual interest on all bonds then outstanding under the Mortgage, including the bonds then proposed to be issued but not including any bonds then being retired.
The Mortgage provides that cash deposited with the Mortgage Trustee as a basis for the issuance of bonds shall be:
•
paid over to us in an amount, certified to the Mortgage Trustee, equal to 66 2∕3% of the amount of net property additions not previously utilized under the Mortgage, or in an amount equal to the amount of bondable bond retirements not previously utilized under the Mortgage, or both, or

•
applied to the purchase or redemption of bonds.

“Net earnings” means our earnings as defined in the Mortgage after deducting all charges except:
•
charges for the amortization, write-down or write-off of acquisition adjustments or intangibles;

•
property losses charged to operations;

•
provisions of income and excess or other profits taxes imposed on income after the deduction of interest charges, or charges made in lieu of those taxes;

•
interest charges; and

•
amortization of debt and stock discount and expense or premium.

Any net profit or net loss from merchandising and jobbing is to be deducted from operating expenses or added to operating expenses, as the case may be.
Net nonoperating income from property and securities not subject to the lien of the Mortgage may be included in revenues but only to the extent of not more than 10% of the total of such net earnings. No profits or losses on the disposition of property or securities or on the reacquisition of securities shall be included in net earnings. The net earnings calculation under the Mortgage is not affected by certain accounting write-offs related to plant costs.
Except as set forth above, the Mortgage does not limit the amount of additional bonds which can be issued and it does not contain any restrictions on the issuance of unsecured indebtedness. In addition, the Mortgage does not prohibit a merger or sale of substantially all of our assets or a comparable transaction, unless the lien of the Mortgage is impaired, and does not address the effect on bondholders of a highly leveraged transaction.
Property Additions/Bondable Bond Retirements
“Bondable bond retirements” means an amount equal to the principal amount of bonds retired by application of funds deposited with the Mortgage Trustee for cancellation, whether or not such deposit of funds or surrender of bonds is pursuant to a sinking fund or purchase fund.
“Net property additions” means the amount of $50,000,000, plus the cost or fair market value as of the mortgage date of acquisition thereof, whichever is less, of property additions, less all “current provisions for depreciation” made by us after December 1, 1944, after deducting from those current provisions for depreciation the amount of the “renewal fund requirement,” if any, for the year 1945 and subsequent years.
“Current provisions for depreciation” for any period means the greater of:
•
the total of the amounts appropriated by us for depreciation during that period on all property of the character of property additions not subject to a prior lien, increased or decreased, as the case may be, by net salvage value for that period, such amounts not to include, however, provisions for depreciation charged to surplus, charges to income or surplus for the amortization, write-down or write-off of acquisition adjustments or intangibles, property losses charged to operations or surplus, or charges to income in lieu of income and excess or other profits taxes; and

•
an amount equal to one-twelfth of 2% for each calendar month of that period (or such lesser percentage, as may, at stated intervals, be certified by an independent engineer as adequate) of the original cost, as of the beginning of that month, of all depreciable property of the character of property additions not subject to a prior lien.

Renewal Fund Requirement
We covenant in the Mortgage that we will pay or cause to be paid to the Mortgage Trustee each year an amount of cash equal to the excess, if any, of current provisions for depreciation for that year over the cost or fair market value as of the mortgage date of acquisition thereof, whichever is less, of property additions for that year. That excess amount, which constitutes the renewal fund requirement for that year, is subject to reduction by an amount equal to the amount, certified to the Mortgage Trustee, of net property additions or bondable bond retirements, or both, not previously utilized under the Mortgage. There was no renewal fund requirement for any of the years 1945 through 2011, except as noted in the following table. Any renewal fund requirement was satisfied by certifying an equivalent amount of property additions, except as indicated in the table.
Renewal Fund Requirement
Year	Amount (in millions)	Year	Amount (in millions)	Year	Amount (in millions)
1989	$140.7	1994	$193.6	2004	$270.7
1990	1.0	1995	15.0*
1993	50.9	1996	139.9*

*
Satisfied by certifying an equivalent amount of bondable bond retirements.

Modification of Mortgage
In general, modifications or alterations of the Mortgage and of the rights and obligations of us and of the bondholders, and waivers of compliance with the Mortgage, may, with our approval, be made at a meeting of bondholders upon the affirmative vote of bondholders owning 80% of the principal amount of the bonds entitled to vote at the meeting with respect to the matter involved, but no such modifications or alterations or waivers of compliance shall be made which will permit the extension of time or times of payment of the principal of or the interest or the premium, if any, on any bonds or the reduction in the principal amount thereof or in the rate of interest or the amount of any premium thereon, or any other modification in the terms of such principal, interest or premium, which terms of payment are unconditional, or, otherwise than as permitted by the Mortgage, the creation of any lien ranking prior to or on a parity with the lien of the Mortgage with respect to any of the mortgaged property, all as more fully provided in the Mortgage.
Concerning the Mortgage Trustee
An affiliate of the Mortgage Trustee provides general banking services, including those as a depository, for us and certain of our affiliates. The affiliate is also one of the lenders under credit agreements with us and our affiliates.

Rights Upon Default
The Mortgage provides that in case any one or more of certain specified events (defined as “completed defaults”) shall occur and be continuing, the Mortgage Trustee or the holders of not less than 25% in principal amount of the bonds may declare the principal of all bonds, if not already due, together with all accrued and unpaid interest thereon, to be immediately due and payable. The Mortgage Trustee, upon request of the holders of a majority in principal amount of the outstanding bonds, shall waive such default and rescind any such declaration if such default is cured.
The Mortgage further provides that upon the occurrence of one or more completed defaults, the Mortgage Trustee and the Co-Trustee may proceed by such suits of law or in equity to foreclose the lien of the Mortgage or to enforce any other appropriate remedy as the Mortgage Trustee and the Co-Trustee, being advised by counsel, shall determine.
Holders of bonds have no right to enforce any remedy under the Mortgage unless the Mortgage Trustee and the Co-Trustee have first had a reasonable opportunity to do so following notice of default to the Mortgage Trustee and request by the holders of not less than 25% in principal amount of the bonds for action by the Mortgage Trustee and the Co-Trustee with offer of indemnity satisfactory to the Mortgage Trustee and the Co-Trustee against costs, expenses and liabilities that may be incurred thereby, but such provision does not impair the absolute right of any bondholder to enforce payment of the principal of and interest on such bondholder’s bonds when due.
Default and Notice Thereof to Bondholders
The Mortgage provides that the following shall constitute completed defaults:
•
default shall be made by us in the payment of any installment of interest on any of the bonds when due and such default shall continue for 60 days;

•
default shall be made by us in the payment of the principal of any of the bonds when due, whether at maturity or by declaration or otherwise;

•
default shall be made by us in the payment of any installment of interest on any prior lien bonds when due, and such default shall continue for 30 days after written notice given to us (following the expiration of the period of grace, if any, specified in the prior lien securing such prior lien bonds) by the Mortgage Trustee or to us and the Mortgage Trustee by the holders of not less than 5% in principal amount of the bonds;

•
default shall be made by us in the payment of the principal of any prior lien bonds when due, whether at maturity or by declaration or otherwise, and such default shall continue for 30 days after written notice to us by the Mortgage Trustee or to us and the Mortgage Trustee by the holders of not less than 5% in principal of the bonds;

•
bankruptcy, receivership or similar proceedings shall be initiated by us, or any judgment entered in such proceedings initiated against us shall not have been vacated, set aside or stayed within 45 days after the entry thereof; and

•
default shall be made in the observance or performance of any other of our covenants, conditions or agreements contained in the Mortgage or in the bonds or in any prior lien or prior lien bonds, and such default shall continue for 90 days after written notice to us and the Mortgage Trustee by the holders of not less than 25% in principal amount of the bonds.

Within 90 days after the occurrence of any default which is known to the Mortgage Trustee and the Co-Trustee, the Mortgage Trustee and the Co-Trustee shall give to the bondholders notice of such default unless it shall have been cured; except, in case of defaults in the payment of principal of or interest on the bonds, or in the payment of any sinking fund or purchase fund installment, if the Mortgage Trustee shall in good faith determine that the withholding of such notice is in the interests of the bondholders and the Co-Trustee shall in good faith determine that the withholding of such notice is in the interests of the bondholders.

Certificates and Opinions
Officers’ certificates evidencing compliance with the covenants in the Mortgage relating to the payment of taxes and the maintenance of insurance on our properties subject to the lien of the Mortgage must be filed as exhibits to our certificate filed annually with the Mortgage Trustee. In connection with the taking of various actions by the Mortgage Trustee and the Co-Trustee, or the Mortgage Trustee upon our application, including the authentication and delivery of additional bonds, the release of property, the reduction or withdrawal of cash and other matters, the Mortgage requires that we furnish to the Mortgage Trustee orders, requests, resolutions, certificates of the officers, engineers, accountants and appraisers, and opinions of counsel and other documents, the particular documents to be furnished in each case being dependent upon the nature of the application.

PLAN OF DISTRIBUTION
We may sell the Securities offered (a) through agents; (b) by underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale.
In some cases we may also repurchase the Securities and reoffer them to the public by one or more of the methods described above.
This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.
Any underwriter or agent involved in the offer and sale of the Securities will be named in the applicable prospectus supplement.
By Agents
Offered securities may be sold on a one time or a continuing basis by agents designated by the applicable registrant. The agents will use their reasonable efforts to solicit purchases for the period of their appointment under the terms of an agency agreement between the agents and the applicable issuer.
By Underwriters or Dealers
If underwriters are used in the sale, the underwriters may be designated by the applicable registrant or selected through a bidding process. The securities will be acquired by the underwriters for their own account. The underwriters may resell the Securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may sell the Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The obligations of the underwriters to purchase the Securities will be subject to certain conditions. The underwriters will be obligated to purchase all the Securities of the series offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
Only underwriters named in the applicable prospectus supplement are deemed to be underwriters in connection with the Securities offered hereby.
If dealers are utilized in the sale of the Securities, the applicable registrant will sell the Securities to the dealers as principals. The dealers may then resell the Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.
Direct Sales
We may also sell Securities directly to the public. In this case, no underwriters or agents would be involved.
General Information
We may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase Securities from us at the public offering price pursuant to delayed delivery contracts providing for payment and delivery on a later date or dates, all as described in the applicable prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate amount of the Securities shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Such institutions may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to our approval. The delayed delivery contracts will not be subject to any conditions except:
•
the purchase by an institution of the Securities covered by its delayed delivery contract shall not, at any time of delivery, be prohibited under the laws of any jurisdiction in the United States to which such delayed delivery contract is subject; and

•
if the Securities are being sold to underwriters, we shall have sold to those underwriters the total amount of the Securities less the amount thereof covered by the delayed delivery contracts. The underwriters will not have any responsibility in respect of the validity or performance of the delayed delivery contracts.

Unless otherwise specified in the related prospectus supplement, each series of the Securities will be a new issue with no established trading market, other than the common stock. Any common stock sold pursuant to a prospectus supplement or issuable upon conversion of another offered Security will be listed on The Nasdaq Stock Market LLC, subject to official notice of issuance. We may elect to list any of the other securities on an exchange but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the Securities, but no underwriter will be obligated to do so and any underwriter may discontinue any market making at any time without notice. We cannot predict the activity of trading in, or liquidity of, our Securities.
In connection with sales by an agent or in an underwritten offering, the SEC rules permit the underwriters or agents to engage in transactions that stabilize the price of the Securities. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters or agents of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Securities while an offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased Securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.
These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Securities. As a result, the price of the Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the Securities are listed on that exchange or admitted for trading on that automated quotation system, in the over-the-counter market or otherwise.
We may from time to time, without the consent of the existing Security holders, create and issue further Securities having the same terms and conditions as the Securities being offered hereby in all respects, except for issue date, issue price and if applicable, the first payment of interest or dividends therein or other terms as noted in the applicable prospectus supplement. Additional Securities issued in this manner will be consolidated with, and will form a single series with, the previously outstanding securities.
Underwriters, dealers and agents that participate in the distribution of the Securities may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit on the resale of the Securities by them may be treated as underwriting discounts and commissions under the Securities Act.
We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.
Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries or affiliates in the ordinary course of their businesses.

LEGAL MATTERS
Ballard Spahr LLP, Philadelphia, Pennsylvania, will render an opinion as to the validity of the Securities for us.
Winston & Strawn LLP, Houston, Texas, will render an opinion as to the validity of the Securities for any underwriters, dealers, purchasers or agents. Winston & Strawn LLP provides legal services to Exelon and its subsidiaries from time to time.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Exelon Corporation incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements incorporated in this prospectus by reference to Commonwealth Edison Company’s Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
Exelon and ComEd each file reports and other information with the SEC. The public may read and copy any reports or other information that we file with the SEC at the SEC’s public reference room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. These documents are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. You may also obtain a copy of the registration statement at no cost by writing us at the following address:
Exelon Corporation
Attn: Investor Relations
10 South Dearborn Street — 54th Floor
P.O. Box 805398
Chicago, IL 60680-5398
This prospectus is one part of a registration statement filed on Form S-3 with the SEC under the Securities Act of 1933, as amended, known as the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the Securities, you should read the entire registration statement, including this prospectus and any related prospectus supplements, and the additional information described under the sub-heading “Documents Incorporated By Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.
Information about us is also available on Exelon’s web site at http://www.exeloncorp.com. The information on Exelon’s web site is not incorporated into this prospectus by reference, and you should not consider it a part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to the documents we file with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This incorporation by reference does not include documents that are furnished but not filed with the SEC. We incorporate by reference the documents listed below and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (known as the Exchange Act) but prior to the termination of any offering of securities made by this prospectus:
Exelon Corporation (Exchange Act File No. 001-16169)
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The description of Exelon’s common stock contained in the registration statement on Form 8-A filed under the Securities Exchange Act of 1934 on October 10, 2000, as amended, including any amendment thereto or report filed for the purpose of updating such description;

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Exelon’s Annual Report on Form 10-K for the year ended December 31, 2024; and

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Exelon’s Current Reports on Form 8-K filed with the SEC on February 19, 2025, February 21, 2025 and March 10, 2025.

Commonwealth Edison Company (Exchange Act File No. 001-1839)
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ComEd’s Annual Report on Form 10-K for the year ended December 31, 2024

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Exelon Corporation, Attn: Investor Relations, 10 South Dearborn Street, 54th Floor, P.O. Box 805398, Chicago, IL 60680-5398, 312-394-2345.
Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.
All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment, which indicates that all of a class of securities offered hereby have been sold or which deregisters all of a class of securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.